UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report January 16, 2007
WSB Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	001-33188 (Commission File Number)	20-3153598 (I.R.S. Employer Identification No.)

607 Pacific Avenue
Bremerton, Washington	98337
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (360) 405-1200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
     (d) On January 16, 2007, WSB Financial Group, Inc. appointed Donald F. Cox, a certified public accountant, to the company’s Board of Directors, with a term expiring at the annual meeting of shareholders in May 2007. Mr. Cox was also appointed to the Board’s Audit committee. Mr. Cox will receive cash compensation for his board service of $1,000.00 per meeting and cash compensation of $700.00 per Audit Committee meeting. Mr. Cox does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. A press release announcing Mr. Cox’s appointment is included in this current report as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     99.1 Press Release dated January 19, 2007
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

WSB FINANCIAL GROUP, INC. (Registrant)

January 19, 2007	/s/ David K. Johnson

(Date)	David K. Johnson
Chief Financial Officer
Exhibit Index
99.1	Press Release dated January 19, 2007.

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